VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
       NEW YORK CITY TIME ON FRIDAY, JUNE 20, 2008 (THE "EXPIRATION DATE")

                       BOULDER GROWTH & INCOME FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD AND RETURN IT TO THE SUBSCRIPTION AGENT.

You are entitled to exercise the Rights issued to you as of May 15, 2008, the Record Date for the Fund's rights offering ("Offering"), to subscribe for the number of shares of common stock ("Shares") of Boulder Growth & Income Fund, Inc. ("Fund") shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Fund's prospectus dated May 16, 2008 ("Prospectus"). The terms and conditions of the Offering set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

As a holder of Rights, you are entitled to purchase one Share for each three Rights you hold and exercise. In accordance with the Over-Subscription Privilege, as a holder of Rights, you are also entitled to subscribe for additional Shares, if Shares remaining after the exercise of Rights pursuant to the Primary Subscription are available and if you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may increase the number of Shares subject to subscription by up to 100% in order to cover such over-subscription requests. To the extent the Fund determines not to issue additional Shares to honor all over-subscriptions, or if after additional Shares are issued there are not sufficient Shares to honor all over-subscriptions, available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Fund, so that the number of Shares issued to stockholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned on the Record Date. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

In order to exercise your Rights, you must present to The Colbent Corporation, prior to 5:00 p.m., New York City Time, on the Expiration Date, unless the Offering is extended, either (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States of America and payable to Boulder Growth & Income Fund, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription and Over-Subscription Privilege (if applicable) multiplied by the Estimated Subscription Price of $7.90, or (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States of America and payable to Boulder Growth & Income Fund, Inc. for an amount equal to the number of Shares subscribed for under the Primary Subscription and Over-Subscription Privilege (if applicable) multiplied by the Estimated Subscription Price.

If a Notice of Guaranteed Delivery is used, a properly completed Subscription Certificate, together with payment in full, as described above, must be received by The Colbent Corporation by no later than Expiration Date, unless the Offering is extended. See "The Offering - Method of Exercising Rights" and "--Payment for Shares" in the Prospectus.

No later than July 7, 2008 (the "Confirmation Date"), The Colbent Corporation will send you a confirmation (or, if you own your Shares through a depository or nominee, to such depository or nominee), showing (i) the number of Shares acquired pursuant to the Primary Subscription, (ii) the number of Shares, if any, acquired pursuant to the Over-Subscription Privilege, (iii) the per share and total purchase price for the Shares, and (iv) any additional amount payable by you or any excess to be refunded to you. Any excess payment to be refunded will be mailed within ten (10) business days after the Confirmation Date, unless the Offering is extended. Stockholders who are participants in the Fund's dividend reinvestment plan (the "Plan") will receive their Primary Subscription Shares and Over-Subscription Privilege Shares via an un-certificated share credit to their existing accounts.

Stockholders whose shares of beneficial interest are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealer's behalf will have any Shares acquired in the Primary Subscription credited to the account of Cede or such other depository or nominee. Shares acquired pursuant to the Over-Subscription Privilege will be certificated and certificates representing such Shares will be sent directly to Cede or such other depository or nominee. Share certificates will not be issued for Shares credited to Plan accounts.

                  THE SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.

Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to Boulder Growth & Income Fund, Inc. will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

--------------------------------------------------------------------------------

         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
     NEW YORK CITY TIME ON THE FRIDAY, JUNE 20, 2008 (THE "EXPIRATION DATE")


Control No.                 Rights Represented by this Subscription Certificate:

                            Maximum Primary Shares Available:

To subscribe pursuant to the Primary Subscription and be eligible for the Over-Subscription Privilege, three (3) Rights and the Subscription Price are required for each Share. Payment of $7.90 per share must accompany this
Subscription Certificate. No fractional Shares or Rights will be issued; accordingly the number of Rights issued to each stockholder will, if appropriate, be rounded up so that they are evenly divisible by 3. For example, if you currently own 100 Shares, you will be issued 102 rights and thus will be entitled to subscribe for 34 Shares in the Primary Subscription.

Example:          100 Shares        =       102 rights issued
                  102 Rights/3      =       34 primary Shares
                  34    x    $7.90  =       $268.60 Total Due under the Primary
                                            Subscription

To subscribe for Shares in the Primary Subscription please complete line "A" on the card below.

To subscribe for Shares in the Over-Subscription Privilege please complete line "B" on the card below.

Payment of Shares: Full payment for both the primary and over-subscription Shares or a notice of guaranteed delivery must accompany this Subscription Certificate. Please reference your Control Number (shown on the front of this Subscription Certificate) on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a stockholder is insufficient to purchase the number of Shares that the stockholder indicates are being subscribed for, or if a stockholder does not specify the number of Shares to be purchased, then the stockholder will be deemed to have exercised first, the Rights under the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a stockholder exceeds the amount necessary to purchase the number of Shares for which the stockholder has subscribed, then the stockholder will be deemed to have exercised first, the Rights under the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.




    THIS CERTIFICATE IS VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT BEFORE
       5:00 PM, NEW YORK CITY TIME ON THE EXPIRATION DATE FRIDAY, JUNE 20,
            2008 (UNLESS EXTENDED) AT ONE OF THE FOLLOWING ADDRESSES:


BY MAIL                                        BY HAND DELIVERY:                                BY OVERNIGHT COURIER:
Colbent Corporation                            Colbent Corporation                              Colbent Corporation
Attention:  Corporate Actions                  Attn: Corporate Actions                          Attention:  Corporate Actions
P.O. Box 859208                                161 Bay State Drive                              161 Bay State Drive
Braintree, Massachusetts  02185-9208           Braintree, Massachusetts  02184                  Braintree, Massachusetts  02184

-------------------------------------------------------------------------------------------------------------------
                    PLEASE FILL IN ALL APPLICABLE INFORMATION
-------------------------------------------------------------------------------------------------------------------

A. Primary Subscription    ____________     x            $7.90 *           = $ _________
    (3 Rights = 1 share)            (No. of Shares)                           (Total Purchase Price for Primary Subscription)

B.  Over-Subscription Privilege  ____________        x   $7.90 *          = $ _________
                                    (No. of Shares)                           (Total Purchase Price for Over-Subscription Privilege)

C.  Amount of Check Enclosed (or amount in notice of guaranteed delivery) = $ __________
                                                                       (Total Purchase Price for BOTH the Primary
                                                                       Subscription and Over Subscription
                                                                       Privilege)

* $7.90 is the Estimated Subscription Price (i.e., an estimate of the Subscription Price based on the Fund's NAV at the end of business on May 9, 2008, the Friday immediately preceding the printing of the Prospectus). The actual Subscription Price as determined on the Expiration Date may be higher or lower. It is possible that stockholders will receive a refund or be required to pay additional amounts equal to the difference between the Estimated Subscription Price and the actual Subscription Price.

TO SUBSCRIBE:

I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS FOR THE OFFERING AND I HEREBY IRREVOCABLY SUBSCRIBE FOR THE NUMBER OF NEW SHARES INDICATED ABOVE ON THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS.

I UNDERSTAND AND AGREE THAT I WILL BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNT TO THE FUND IF THE SUBSCRIPTION PRICE AS DETERMINED ON THE PRICING DATE IS IN EXCESS OF THE ESTIMATED SUBSCRIPTION PRICE PER SHARE.

I HEREBY AGREE THAT IF I FAIL TO PAY IN FULL FOR THE SHARES FOR WHICH I HAVE SUBSCRIBED, THE FUND MAY EXERCISE ANY OF THE REMEDIES PROVIDED FOR IN THE PROSPECTUS.

------------------------------------------------------------------
Signature(s) of Subscriber(s)

------------------------------------------------------------------
Address for delivery of Shares if other than shown on front

If permanent change of address, check here |_|

Please give your telephone number ( ) ____________________________

Please give your email address: ________________________________________

If you wish to have your confirmation and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address above and note if it is a permanent change.

Any  questions  regarding  this  Subscription  Certificate  and the Offer may be
directed  to  the   Information   Agent,   Morrow  &  Co.,  Inc.  toll  free  at
1-800-607-0088.